Exhibit 99.1

For Immediate Release

April 1, 2024

SPAR Group, Inc. Reports Fourth Quarter and Full Year Fiscal 2023 Results

Strategic Initiatives Deliver Improved Results and Significant Cash Flow

AUBURN HILLS, MI, April 01, 2024 – SPAR Group, Inc. (NASDAQ: SGRP) (“SPAR”, “SPAR Group” or the “Company”), a leading global provider of merchandising, marketing, and distribution services today reported financial and operating results for the periods ended December 31, 2023.

Mike Matacunas, the Company’s President and Chief Executive Officer, commented, “Fiscal 2023 was a pivotal year for the Company. We successfully executed our sales and profitability goals, which resulted in significant cash flow generation in 2023. Consolidated revenues grew to $262 million for the year, up almost 1% over the prior year, primarily due to strong U.S. merchandising revenues, expanding 20% from the prior year. The 2023 U.S. remodel and retail transformation business was below 2022 for the year, however, ramped sequentially each quarter with expectations of revenue growth for 2024. Canada's merchandising and remodeling revenue grew by over 50% in 2023, compared to 2022. On a consolidated basis, we improved gross profit margins by 160 basis points to 21.1% of sales for the fiscal year 2023, which was a strategic focus for the Company. We continue to believe that there are opportunities to grow market share within an expanding addressable market as brands and retailers turn to SPAR for merchandising, remodels, as well as our emerging businesses, which include fulfillment, distribution, and assembly.

“I am pleased with our operational and financial performance of SPAR in 2023. We accomplished shorter term objectives and made significant headway on longer term goals. We grew revenue, improved profitability, strengthened the balance sheet and simplified the core business with strategic divestitures, including our recent announcements regarding Australia, China and National Merchandising Services. In addition, we are announcing sale agreements for both South Africa and Brazil today that generate cash proceeds of approximately $22 million USD. Our initiatives and these joint venture divestitures bring growth capital into our business that we expect to leverage in pursuit of acquisitions and investments that are accretive to the business. Our disciplined growth and capital allocation strategies continue to align with shareholders as we generate cash flow and build long-term value in the business.

“Finally, I want to thank our employees for their hard work and dedication that fueled our growth in fiscal 2023. We also want to thank our Board and shareholders for their support throughout the year. We look forward to an exciting year ahead for 2024,” concluded Matacunas.

Fourth Quarter 2023 Financial Results

Net revenues were $65.1 million, comprised of $49.2 million from the Americas segment (75.7%), $8.8 million from EMEA (13.5%), and $7.1 million from APAC (10.8%). Total net revenue increased by 0.7%, down 0.5% on a constant currency basis. The Americas revenues increased 1.4%, and APAC revenues increased 5.9% versus the prior year. EMEA revenues declined by 6.3% from the prior-year quarter.

Gross profit was $14.9 million, or 22.9% of revenues, compared to $13.4 million, or 20.7% of revenues, in the prior year quarter. This 210-basis point improvement in gross profit margin was due to planned initiatives, including improved contract terms and pricing, system enhancements and other cost containments, and services mix shifts in the quarter.

Selling, general, and administrative (SG&A) expenses were $11.3 million, or 17.4% of revenues, compared to $11.2 million, or 17.3% of revenues, in the prior year quarter.

Note: We report non GAAP financial measures in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. See the section entitled "Statement Regarding Use of Non GAAP Financial Measures" for an explanation of non GAAP measures, and the table entitled "GAAP to Non GAAP Reconciliation" for a reconciliation of GAAP to non GAAP measures.

Operating income was $2.7 million in the current year's fourth quarter compared to an operating loss of $760 thousand in the year-ago quarter. The fiscal 2022 fourth quarter included a $2.5 million non-cash goodwill impairment. Excluding this charge, the prior year operating income would have been $1.7 million.

Net income attributable to SPAR Group, Inc. was $2.1 million, or $0.09 per diluted share, compared to a net loss attributable to SPAR Group Inc. of $2.5 million, or $0.11 per diluted share, in the year-ago quarter. Non-GAAP Adjusted net income attributable to SPAR Group, Inc. (1) in the quarter was $2.6 million, or $0.11 per diluted share, compared to Adjusted net income of $420 thousand, or $0.02 per diluted share, in the year-ago quarter.

Consolidated Adjusted EBITDA (1) in the 2023 quarter was $3.7 million, comparable to $3.5 million in the prior year. Adjusted EBITDA attributable to SPAR Group, Inc. (1) in the 2023 quarter was $3.9 million, compared to $2.3 million in the prior year.

(1)

Adjusted non-GAAP Net income attributable to SPAR Group, Inc., Adjusted Diluted earnings per share attributable to SPAR Group, Inc., and Adjusted EBITDA are non-GAAP financial measures as defined and reconciled below.

Twelve Months 2023 Financial Results

Net revenues were $262.7 million, comprised of $203.7 million from the Americas segment (77.5%), $34.6 million from EMEA (13.2%), and $24.5 million from APAC (9.3%). Total net revenue increased by 0.6%, up 1.6% on a constant currency basis. The Americas revenue increased by 2.6% over the prior year, EMEA decreased by 5.8%, and APAC decreased by 5.9% from the prior year period.

Gross profit was $55.5 million, or 21.1% of revenues, compared to $51.0 million, or 19.5% of revenues, in the prior year. This 160-basis-point improvement in gross profit margins was due to several planned initiatives, including improved contract terms and pricing, system enhancements, and other cost containments.

Selling, general, and administrative (SG&A) expenses were $43.7 million, or 16.6% of revenues, compared to $41.1 million, or 15.7% of revenues, in the prior year.

Operating income was $9.4 million, up 74.5% compared to $5.4 million in the prior year. Excluding the non-cash goodwill impairment charge in 2022, operating income in 2023 increased 19.8% compared to 2022.

Net income attributable to SPAR Group, Inc. for the year was $3.9 million, or $0.17 per share or $0.16 per diluted share, comparable to net loss attributable to SPAR Group Inc. of $732 thousand, or $0.03 loss per share and diluted share. Non-GAAP net income attributable to SPAR Group, Inc. (1) in the period was $5.1 million, or $0.21 per diluted share, compared to $1.9 million, or $0.09 per diluted share, in the year-ago period.

Consolidated Adjusted EBITDA (1) in the 2023 period was $13.0 million, compared to Consolidated Adjusted EBITDA of $10.8 million in the prior year. Adjusted EBITDA attributable to SPAR Group, Inc. (1) in the 2023 period was $9.9 million, compared to $6.1 million in the prior year.

(1)

Adjusted non-GAAP Net income attributable to SPAR Group, Inc. and Adjusted Diluted earnings per share attributable to SPAR Group, Inc., and Adjusted EBITDA are non-GAAP financial measures as defined and reconciled below.

Financial Position as of December 31, 2023

The Company’s total worldwide liquidity at the end of the year was $19.3 million, with $10.7 million in cash and cash equivalents and $8.6 million of unused availability as of December 31, 2023. For the twelve months ended December 31, 2023, net cash provided by operating activities grew by $6.8 million. The Company ended the year with net working capital of $27.5 million on December 31, 2023.

Note: We report non GAAP financial measures in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. See the section entitled "Statement Regarding Use of Non GAAP Financial Measures" for an explanation of non GAAP measures, and the table entitled "GAAP to Non GAAP Reconciliation" for a reconciliation of GAAP to non GAAP measures.

Conference Call

The Company will conduct a conference call today at 10:00 a.m Eastern Time to discuss financial and operating results for the periods ended December 31, 2023. To access the call, live by phone, dial 1-833-630-1542 (Domestic), 1-412-317-1821 (International) and ask for the SPAR Group call at least 10 minutes prior to the start time. A telephonic replay will be available through April 8, 2024, by calling 1-877-344-7529 using passcode ID 5142020#. A webcast of the call will also be available live and for later replay on the Company’s Investor Relations website at https://investors.sparinc.com/events-and-presentations.

About SPAR Group, Inc.

SPAR Group is a leading global merchandising and marketing services company, providing a broad range of services to retailers, manufacturers, and distributors around the world. With more than 50 years of experience, approximately 25,000 merchandising specialists around the world, an average of 200,000+ store visits a week and long-term relationships with some of the world’s leading manufacturers and retail businesses, we provide specialized capabilities across more than eight countries. Our unique combination of scale, merchandising and marketing expertise, combined with our unwavering commitment to excellence, separate us from the competition. For more information, please visit the SPAR Group’s website at http://www.sparinc.com.

Cautionary Note Regarding Forward-Looking Statements

This Press Release contains, and the above referenced recorded comments, will contain “forward-looking statements” within the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, made by, or respecting, SPAR Group, Inc. (“SGRP”) and its subsidiaries (together with SGRP, “SPAR”, “SPAR Group” or the “Company”), filed in a Annual Report on Form 10-K by SGRP with the Securities and Exchange Commission (the “SEC”) expected to be filed on or about April 1, 2024. There also are forward-looking statements contained in SGRP’s Annual Report on Form 10-K for its fiscal year ended December 31, 2022, as filed with the SEC on April 17, 2023, and SGRP’s First Amendment to Annual Report on Form 10-K/A for the year ended December 31, 2022, as filed with the SEC on May 1, 2023 (as so amended, the “Annual Report”), and SGRP’s Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other reports and statements as and when filed with the SEC (including the Quarterly Report, the Annual Report and the Proxy Statement, the Information Statement, the Second Special Meeting Proxy/Information Statement, each a “SEC Report”). “Forward-looking statements” are defined in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and other applicable federal and state securities laws, rules and regulations, as amended (together with the Securities Act and Exchange Act, the “Securities Laws”).

The forward-looking statements made by the Company in this Press Release may include (without limitation) any expectations, guidance or other information respecting the pursuit or achievement of the Company’s corporate strategic objectives. The Company’s forward-looking statements also include, in particular and without limitation, those made in “Business”, “Risk Factors”, “Legal Proceedings”, and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Annual Report. You can identify forward-looking statements in such information by the Company’s use of terms such as “may”, “will”, “expect”, “intend”, “believe”, “estimate”, “anticipate”, “continue”, “plan”, “project” or similar words or variations or negatives of those words.

You should carefully consider (and not place undue reliance on) the Company’s forward-looking statements, risk factors and the other risks, cautions and information made, contained or noted in or incorporated by reference into this Press Release, the Annual Report, the Proxy Statement and the other applicable SEC Reports that could cause the Company’s actual performance or condition (including its assets, business, clients, capital, cash flow, credit, expenses, financial condition, income, liabilities, liquidity, locations, marketing, operations, performance, prospects, sales, strategies, taxation or other achievement, results, risks, trends or condition) to differ materially from the performance or condition planned, intended, anticipated, estimated or otherwise expected by the Company (collectively, “expectations”) and described in the information in the Company’s forward-looking and other statements, whether expressed or implied. Although the Company believes them to be reasonable, those expectations involve known and unknown risks, uncertainties, and other unpredictable factors (many of which are beyond the Company’s control) that could cause those expectations to fail to occur or be realized or such actual performance or condition to be materially and adversely different from the Company’s expectations. In addition, new risks and uncertainties arise from time to time, and it is impossible for the Company to predict these matters or how they may arise or affect the Company. Accordingly, the Company cannot assure you that its expectations will be achieved in whole or in part, that the Company has identified all potential risks, or that the Company can successfully avoid or mitigate such risks in whole or in part, any of which could be significant and materially adverse to the Company and the value of your investment in SGRP’s Common Stock.

Note: We report non GAAP financial measures in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. See the section entitled "Statement Regarding Use of Non GAAP Financial Measures" for an explanation of non GAAP measures, and the table entitled "GAAP to Non GAAP Reconciliation" for a reconciliation of GAAP to non GAAP measures.

You should also carefully review the risk factors described in the Annual Report (See Item 1A – Risk Factors) and any other risks, cautions or information made, contained or noted in or incorporated by reference into the Annual Report, the Proxy Statement or other applicable SEC Report. All forward-looking and other statements or information attributable to the Company or persons acting on its behalf are expressly subject to and qualified by all such risk factors and other risks, cautions and information.

The Company does not intend or promise, and the Company expressly disclaims any obligation, to publicly update or revise any forward-looking statements, risk factors or other risks, cautions or information (in whole or in part), whether as a result of new information, risks or uncertainties, future events or recognition or otherwise, except as and to the extent required by applicable law.

Media Contact:	Investor Relations Contact:
Ronald Margulis	Sandy Martin
RAM Communications	Three Part Advisors
908-272-3930	214-616-2207
ron@rampr.com	smartin@threepa.com

- Financial Statements Follow –

Note: We report non GAAP financial measures in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. See the section entitled "Statement Regarding Use of Non GAAP Financial Measures" for an explanation of non GAAP measures, and the table entitled "GAAP to Non GAAP Reconciliation" for a reconciliation of GAAP to non GAAP measures.

SPAR Group, Inc. and Subsidiaries

Condensed Consolidated Statements of Income

(unaudited)

(In thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	December 31		December 31
	2023	2022	2023	2022

Net revenues	$65,099	$64,643	$262,747	$261,268
Related party - cost of revenues	390	1,510	5,197	8,804
Cost of revenues	49,833	49,742	202,070	201,452
Gross profit	14,876	13,391	55,480	51,012
Selling, general and administrative expense	11,328	11,183	43,673	41,135
Loss on sale of business	408	-	408	-
Depreciation and amortization	430	510	2,001	2,033
Impairment of Goodwill	-	2,458	-	2,458
Operating income	2,711	(760)	9,398	5,386
Interest expense	593	371	1,919	965
Other income, net	771	(119)	346	(482)
Income before income tax expense	1,347	(1,012)	7,133	4,903

Income tax expense	551	835	2,357	2,777
Net income	795	(1,847)	4,776	2,126
Net (income) loss attributable to non-controlling interest	1,342	(678)	(874)	(2,858)
Net income (loss) attributable to SPAR Group, Inc.	$2,137	$(2,525)	$3,902	$(732)
Basic income per common share attributable to SPAR Group, Inc.	0.09	(0.11)	0.17	(0.03)
Diluted income per common share attributable to SPAR Group, Inc.	$0.09	$(0.11)	$0.16	$(0.03)
Weighted-average common shares outstanding– basic	23,236	22,821	23,333	22,110
Weighted-average common shares outstanding – diluted	23,376	22,957	24,455	22,110

Note: We report non GAAP financial measures in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. See the section entitled "Statement Regarding Use of Non GAAP Financial Measures" for an explanation of non GAAP measures, and the table entitled "GAAP to Non GAAP Reconciliation" for a reconciliation of GAAP to non GAAP measures.

SPAR Group, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets(unaudited)

(In thousands, except share and per share data)

	December 31	December 31,
	2023	2022

Assets:
Current assets:
Cash and cash equivalents	$10,719	$9,345
Accounts receivable, net	59,776	63,714
Prepaid expenses and other current assets	5,614	7,861
Total current assets	76,109	80,920
Property and equipment, net	2,871	3,261
Operating lease right-of-use assets	2,323	969
Goodwill	1,382	1,708
Intangible assets, net	1,180	2,040
Deferred income taxes, net	4,687	3,766
Other assets	1,729	1,934
Total assets	$90,281	$94,598
Liabilities and equity
Current liabilities:
Accounts payable	$9,488	$10,588
Accrued expenses and other current liabilities	15,274	20,261
Due to affiliates	3,205	2,964
Customer incentives and deposits	1,905	2,399
Lines of credit and short-term loans	17,530	17,980
Current portion of operating lease liabilities	1,163	363
Total current liabilities	48,565	54,555
Operating lease liabilities, net of current portion	1,160	606
Long-term debt	310	1,376
Total liabilities	50,035	56,537
Commitments and contingencies
Stockholders' equity:
Preferred stock, Series - A, $.01 par value: Authorized and available shares– 2,445,598 Issued and outstanding shares– None Preferred stock, Series - B. $.01 par value: Authorized and available shares– 2,000,000 Issued and outstanding shares– 650,000 at December 31, 2023 and 854,753 at December 31, 2022	7	9
Common stock, $0.01 par value per share: Authorized shares – 47,000,000 Issued and outstanding shares – 23,446,444 at December 31, 2023 and 23,055,633 at December 31, 2022	232	229
Treasury stock, at cost 205,485 shares at December 31, 2023 and 205,485 Shares at December 31, 2022	(285)	(285)
Additional paid-in capital	21,004	20,708
Accumulated other comprehensive loss	(3,341)	(4,941)
Retained earnings	10,609	6,707
Total stockholders' equity attributable to SPAR Group, Inc.	28,226	22,427
Non-controlling interest	12,020	15,634
Total stockholders’ equity	40,246	38,061
Total liabilities and stockholders’ equity	$90,281	$94,598

Note: We report non GAAP financial measures in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. See the section entitled "Statement Regarding Use of Non GAAP Financial Measures" for an explanation of non GAAP measures, and the table entitled "GAAP to Non GAAP Reconciliation" for a reconciliation of GAAP to non GAAP measures.

SPAR Group, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(unaudited)

(In thousands)

	Twelve months ended
	December 31,
	2023	2022
Cash flows from operating activities:
Net income	$4,776	$2,126
Adjustments to reconcile net income to net cash provided by (used in) operating activities
Depreciation and amortization	2,001	2,033
Impairment of Goodwill	-	2,458
Amortization of operating lease assets	875	646
Provision for expected credit losses	88	1,092
Deferred income tax expense	921	994
Share-based compensation expense	297	346
Loss on Disposal of business	408	-
Changes in operating assets and liabilities, net of business disposals:
Accounts receivable	3,232	(11,237)
Prepaid expenses and other assets	2,082	(3,285)
Accounts payable	(2,960)	1,718
Operating lease liabilities	(875)	(744)
Accrued expenses, other current liabilities and customer incentives and deposits	(4,024)	(1,191)
Net cash provided by (used in) operating activities	6,821	(5,044)

Cash flows from investing activities:
Cash transferred in sale of business	(1,111)	-
Purchases of property and equipment and capitalized software	(1,242)	(1,797)
Other investing	84	-
Net cash used in investing activities	(2,269)	(1,797)

Cash flows from financing activities:
Borrowings under line of credit	103,742	30,467
Repayments under lines of credit	(104,845)	(25,648)
Proceeds from stock options exercised	-	118
Repurchase of common stock	-	(181)
Distribution to non-controlling investors	(1,673)	(1,785)
Payments to acquire noncontrolling interests	(473)	(2,558)
Proceeds from term debt	930	3,530
Payments on term debt	(701)	(454)
Net cash provided by (used in) financing activities	(3,020)	3,489

Effect of foreign exchange rate changes on cash	(158)	(776)
Net increase (decrease) in cash and cash equivalents	1,374	(4,128)
Cash and cash equivalents at beginning of year	9,345	13,473
Cash and cash equivalents at end of year	$10,719	$9,345

Note: We report non GAAP financial measures in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. See the section entitled "Statement Regarding Use of Non GAAP Financial Measures" for an explanation of non GAAP measures, and the table entitled "GAAP to Non GAAP Reconciliation" for a reconciliation of GAAP to non GAAP measures.

SPAR Group, Inc. and Subsidiaries

Segment Information

(unaudited)

(In thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2023	2022	2023	2022
Net Revenues:
Americas	$49,248	$48,590	$203,705	$198,581
APAC	7,048	6,658	24,480	26,009
EMEA	8,803	9,395	34,562	36,678
Total net revenues	$65,099	$64,643	$262,747	$261,268

Operating income:
Americas	$1,347	$(1,758)	$7,240	$4,103
APAC	(89)	(131)	(599)	(1,621)
EMEA	1,453	1,128	2,757	2,904
Total operating income	$2,711	$(761)	$9,398	$5,386

Note: We report non GAAP financial measures in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. See the section entitled "Statement Regarding Use of Non GAAP Financial Measures" for an explanation of non GAAP measures, and the table entitled "GAAP to Non GAAP Reconciliation" for a reconciliation of GAAP to non GAAP measures.

Reconciliation of GAAP to Non-GAAP Financial Measures

Non-GAAP net income attributable to SPAR Group and related per share amounts represents net income attributable to SPAR Group adjusted for the removal of a one-time positive adjustment. Adjusted EBITDA represents net income before, as applicable from time to time, (i) depreciation and amortization of long-lived assets, (ii) interest expense (iii) income tax expense, (iv) Board of Directors incremental compensation expense, (v) restructuring, (vi) impairment, (vii) nonrecurring legal settlement costs and associated legal expenses unrelated to the Company's core operations, (viii) and special items as determined by management. These metrics are supplemental measures of our operating performance that are neither required by, nor presented in accordance with, GAAP. These measures have limitations as analytical tools and should not be considered in isolation or as an alternative to performance measure derived in accordance with GAAP as an indicator of our operating performance. We present Adjusted net income attributable to SPAR Group and per share amounts, and Adjusted EBITDA because management uses these measures as key performance indicators, and we believe that securities analysts, investors and others use these measures to evaluate companies in our industry. Our calculation of these measures may not be comparable to similarly named measures reported by other companies. The following tables present a reconciliation of net income, the most directly comparable measure calculated in accordance with GAAP, to these measures for the periods presented:

SPAR Group, Inc.

Net Income attributable to SPAR Group, Inc. to

Adjusted Net Income attributable to SPAR Group, Inc. Reconciliation

Diluted income per common share attributable to SPAR Group, Inc. to

Adjusted Diluted income per common share attributable to SPAR Group, Inc. Reconciliation

(In thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2023	2022	2023	2022
Net Income attributable to SPAR Group Inc.	$2,137	$(2,525)	$3,902	$(732)
Add-back Adjusted EBIDTA (net of taxes)	482	2,945	1,237	2,654
Adjusted Net income attributable to SPAR Group, Inc.	$2,619	$420	$5,139	$1,922

Diluted income per common share attributable to SPAR Group, Inc.	$0.09	$(0.11)	$0.16	$(0.03)
Add-back Adjusted EBIDTA per common share (net of taxes)	0.02	0.13	0.05	0.12
Adjusted Diluted income per common share attributable to SPAR Group, Inc.	$0.11	$0.02	$0.21	$0.09

Note: We report non GAAP financial measures in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. See the section entitled "Statement Regarding Use of Non GAAP Financial Measures" for an explanation of non GAAP measures, and the table entitled "GAAP to Non GAAP Reconciliation" for a reconciliation of GAAP to non GAAP measures.

SPAR Group, Inc.

Net Income to Consolidated Adjusted EBITDA to

Adjusted EBITDA attributable to SPAR Group, Inc. Reconciliation

(In thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2023	2022	2023	2022
Consolidated Net Income	$795	$(1,847)	$4,776	$2,126
Depreciation and amortization	430	510	2,001	2,033
Interest expense	593	371	1,919	965
Income Tax expense	551	835	2,357	2,777
Other income	771	(119)	346	(482)
Consolidated EBITDA	3,140	(250)	11,399	7,420
Costs and other relating to CIC	-	336	-	(32)
Review of Strategic Alternatives	(27)	540	544	540
Goodwill Impairment	-	2,458	-	2,458
Loss on sale of businesses	408	-	408	-
Restructuring costs	-	-	28	-
Legal Costs / Settlements - non recurring	149	-	289	-
Share Based Compensation	80	-	297	-
Board of Directors incremental compensation	-	394	-	394
Consolidated Adjusted EBITDA	3,750	3,478	12,965	10,780
Adjusted EBITDA attributable to non controlling interest	189	(1,158)	(3,022)	(4,637)
Adjusted EBITDA attributable to SPAR Group, Inc.	$3,939	$2,320	$9,943	$6,143

Note: We report non GAAP financial measures in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. See the section entitled "Statement Regarding Use of Non GAAP Financial Measures" for an explanation of non GAAP measures, and the table entitled "GAAP to Non GAAP Reconciliation" for a reconciliation of GAAP to non GAAP measures.